As filed with the Securities and Exchange Commission on December 2, 1999

                                                           Registration No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                _______________

                                   FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                MELTRONIX, INC.
                  (Formerly MICROELECTRONIC PACKAGING, INC.)
            (Exact name of registrant as specified in its charter)

          California                                       94-3142624
(State or other jurisdiction of                           (IRS Employer
incorporation or organization)                          Identification No.)


                  9577 Chesapeake Drive, San Diego, CA 92123
              (Address of principal executive offices) (Zip Code)

                                _______________

                     1993 Stock Option/Stock Issuance Plan
                           (Full title of the plan)

                                _______________

                                 Andrew Wrobel
                     President and Chief Executive Officer
                                MELTRONIX, INC.
                  9577 Chesapeake Drive, San Diego, CA 92123
                    (Name and address of agent for service)

                                (858) 292-7000
         (Telephone number, including area code, of agent for service)

                                _______________

                                  Copies to:

                         Timothy J. Fitzpatrick, Esq.
                              Fisher Thurber LLP
                       4225 Executive Square, Suite 1600
                              La Jolla, CA 92037
                                (858) 535-9400

                        CALCULATION OF REGISTRATION FEE

===================================================================================================
Title of                              Proposed Maximum      Proposed Maximum
Securities to       Amount to be      Offering Price per        Aggregate            Amount of
be Registered       Registered/(1)/      Share/(2)/         Offering Price/(2)/   Registration Fee
---------------------------------------------------------------------------------------------------
Common Stock, no
par value             2,309,368          $  0.625            $ 1,443,355            $  381.05
====================================================================================================

 (1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1993 Stock Option/Stock Issuance Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

 (2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of Common Stock of Meltronix, Inc. on November 26, 1999 as reported by the OTC Bulletin Board.

                                    PART II


              Information Required in the Registration Statement


Item 3.   Incorporation of Documents by Reference.
          ---------------------------------------


     Meltronix, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

     a. Our Annual Report on Form 10-K for the fiscal year ended December 31, 1998, filed with the Commission on April 15, 1999, together with the amendment thereto on Form 10K/A, filed with the Commission on September 21, 1999;

     b. Our Quarterly Reports on Forms 10-Q for the fiscal quarters ended March 31, 1999, June 30, 1999 and September 30, 1999, filed with the Commission on May 14, 1999, August 16, 1999 and September 21, 1999, respectively, together with the amendments thereto on Forms 10-Q/A for both the March 31, 1999 and June 30, 1999 quarters filed on September 21, 1999;

     c. All other documents filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended ("1934 Act"), since the end of the 1998 fiscal year covered by the Annual Reports referred to in (a) above; and

     d. Our Registration Statement No. 0-23562 on Form 8-A filed with the Commission on March 3, 1994, in which there is described the terms, rights and provisions applicable to our outstanding Common Stock.

     All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a

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document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.
          -------------------------

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.
          --------------------------------------

          Not applicable.

Item 6.   Indemnification of Directors and Officers.
          -----------------------------------------

          The California General Corporation Law provides that directors will not be personally liable to us for monetary damages arising from a breach of their fiduciary duty to us as directors, including such conduct during a merger or tender offer, in certain circumstances. Such limitation does not affect liability for any breach of a director's duty to us or our shareholders (i) with respect to approval by the director of any transaction from which he or she derives an improper personal benefit, (ii) with respect to acts or omissions involving an absence of good faith, that he or she believes to be contrary to the best interests of us or our shareholders, that involve intentional misconduct or a knowing and culpable violation of law, that constitute an unexcused pattern of inattention that amounts to an abdication of his or her duty us or our shareholders, or that show a reckless disregard for his or her duty to us or our shareholders in circumstances in which he or she was, or should have been aware, in the ordinary course of performing his or her duties, of a risk of serious injury to us or our shareholders, or (iii) based on transactions between us and our directors or another corporation with interrelated directors or on improper distributions, loans, or guarantees under applicable sections of the California Corporations Code. Such limitations of liability also do not affect the availability of equitable remedies such as injunctive relief or rescission, although in certain circumstances equitable relief may not be available as a practical matter. The limitation may relieve the directors of monetary liability to us for grossly negligent conduct, including conduct in situations involving attempted takeovers. No claim or litigation is currently pending against our directors that would be affected by the limitation of liability.

          Section 317 of the California Corporations Code authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "1933 Act"). Our Amended and Restated Articles of Incorporation and our Bylaws provide for indemnification of our directors and officers and other agents to the maximum extent permitted by the California Corporations Code. We also maintain insurance for the benefit of our directors and officers that insures such persons against certain liabilities, including liabilities under the securities laws. We have entered into an indemnification agreement with all of our directors and officers whereby we will reimburse our directors and officers against certain liabilities, including liabilities arising under the securities laws.

Item 7.   Exemption from Registration Claimed.
          -----------------------------------

          Not Applicable.

Item 8.   Exhibits.
          --------

Exhibit Number      Exhibit
--------------      -------

4 Instruments Defining Rights of Shareholders. Reference is made to Registrant's Registration Statement No. 0-23562 on Form 8-A, which is incorporated herein by reference pursuant to Item 3(d).

5                   Opinion and Consent of Fisher Thurber LLP.

23.1                Consent of Independent Auditors - BDO Seidman, LLP.

23.2                Consent of Fisher Thurber LLP is contained in Exhibit 5.

24 Power of Attorney. Reference is made to page II-5 of this Registration Statement.

99.1                1993 Stock Option/Stock Issuance Plan.

99.2                Form of Notice of Grant of Stock Option./(1)/

99.3                Form of Stock Option Agreement.

99.4                Form of Addendum to Stock Option Agreement (Special Tax
                    Elections)./(1)/

99.5 Form of Notice of Grant of Stock Option (Non-Employee Director Automatic Grant)./(1)/

99.6                Form of Stock Option Agreement (Non-Employee Director
                    Automatic Grant)./(1)/

99.7                Form of Stock Issuance Agreement./(1)/

__________________

(1) Incorporated by reference to the exhibit bearing the same number filed with the Registrant's Registration Statement on Form S-8 filed on February 25, 1998.

Item 9.   Undertakings.
          ------------

          A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into the Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 1993 Stock Option/Stock Issuance Plan.

     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 above, or otherwise, the Registrant has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act, and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 29th of November, 1999.


                              MELTRONIX, INC.

                              By: /s/ ANDREW WROBEL
                                  --------------------------------------------
                                  Andrew Wrobel, President and Chief Executive
                                  Officer, Director

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

That the undersigned officers and directors of Meltronix, Inc., a California corporation, do hereby constitute and appoint Andrew Wrobel and Denis J. Trafecanty, and each of them, the lawful attorneys and agents, with full power of substitution and resubstitution, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

          IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures                 Title                           Date
----------                 -----                           ----

/s/ ANDREW WROBEL          President and Chief Executive   November 29, 1999
-------------------------
Andrew Wrobel              Executive Officer, Director
                           (Principal Executive Officer)

/s/ DENIS J. TRAFECANTY    Senior Vice President, Chief    November 29, 1999
-------------------------
Denis J. Trafecanty        Financial Officer and
                           Secretary (Principal Financial
                           and Accounting Officer)

/s/ WONG LIN HONG          Chairman of the Board           November 30, 1999
-------------------------
Wong Lin Hong              of Directors

/s/ FRANK L. HOWLAND       Director                        November 25, 1999
-------------------------
Frank L. Howland

/s/ ANTHONY J.A. BRYAN     Director                        November 30, 1999
-------------------------
Anthony J.A. Bryan

/s/ WALDEMAR HEEB          Director                        November 24, 1999
-------------------------
Waldemar Heeb

/s/ JAMES WARING           Director                        November 29, 1999
-------------------------
James Waring

                                 EXHIBIT INDEX
                                 -------------


Exhibit Number      Exhibit

     4 Instruments Defining Rights of Shareholders. Reference is made to Registrant's Registration Statement No. 0-23562 on Form 8-A, which is incorporated herein by reference pursuant to Item 3(d).

     5              Opinion and Consent of Fisher Thurber LLP.

     23.1           Consent of Independent Auditors - BDO Seidman, LLP.

     23.2           Consent of Fisher Thurber LLP is contained in Exhibit 5.

     24 Power of Attorney. Reference is made to page II-5 of this Registration Statement.

     99.1           1993 Stock Option/Stock Issuance Plan.

     99.2           Form of Notice of Grant of Stock Option./(1)/

     99.3           Form of Stock Option Agreement.

     99.4           Form of Addendum to Stock Option Agreement (Special Tax
                    Elections)./(1)/

     99.5 Form of Notice of Grant of Stock Option (Non-Employee Director Automatic Grant)./(1)/

     99.6 Form of Stock Option Agreement (Non-Employee Director Automatic Grant)./(1)/

     99.7           Form of Stock Issuance Agreement./(1)/

___________________

(1) Incorporated by reference to the exhibit bearing the same number filed with the Registrant's Registration Statement on Form S-8 filed on February 25, 1998.

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